EEE	Exhibit 5.1

January 22, 2020

ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale from time to time by the selling stockholders listed in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”), as detailed in the Registration Statement, of up to 26,704,230 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), comprising: (a) 904,526 shares (the “Issued Shares”) issued pursuant to that certain Securities Purchase Agreement, dated December 5, 2019 (the “Series A Purchase Agreement”), in a private placement that closed on December 11, 2019 (the “First Private Placement”); (b) 7,285,699 shares (the “Series A Conversion Shares”) issuable upon conversion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued in the First Private Placement; (c) 8,517,831 shares (the “Series A Warrant Shares”) issuable upon exercise of the warrants that were issued with the Series A Preferred Stock (the “Series A Warrants”), including warrants issued to the placement agent in the First Private Placement; (d) 8,773,395 shares (the “Series A Dividend Shares”) that may be issuable in respect of accrued but unpaid dividends on shares of Series A Preferred Stock; (e) 355,269 shares (the “Series B Conversion Shares”) issuable upon conversion of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), issued pursuant to that certain Securities Purchase Agreement, dated December 19, 2019 (the “Series B Purchase Agreement”), in a private placement that closed on December 23, 2019 (the “Second Private Placement”); (f) 440,527 shares (the “Series B Warrant Shares”) issuable upon exercise of the warrants that were issued with the Series B Preferred Stock (the “Series B Warrants”), including warrants issued to the placement agent in the Second Private Placement; and (g) 426,983 shares (the “Series B Dividend Shares”) that may be issuable in respect of accrued but unpaid dividends on shares of Series B Preferred Stock (all such shares of Common Stock described in (a) through (g) above, the “Securities”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (a) the Registration Statement; (b) the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended; (c) the Company’s Amended and Restated Bylaws; (d) the Series A Purchase Agreement; (e) the Certificate of Designations of Series A Convertible Preferred Stock, dated December 11, 2019 (the “Series A Certificate of Designations”); (f) the Series A Warrants; (g) the Series B Purchase Agreement; (h) the Certificate of Designations of Series B Convertible Preferred Stock, dated December 23, 2019 (the “Series B Certificate of Designations”); (i) the Series B Warrants; (j) corporate actions of the Company’s Board of Directors that provide for the execution, delivery and performance of the Series A Purchase Agreement and the issuance of the Issued Shares, the Series A Preferred Stock and the Series A Warrants pursuant thereto, including the issuance of the Series A Conversion Shares and the Series A Dividend Shares upon the conversion of such Series A Preferred Stock and the issuance of the Series A Warrant Shares upon the exercise of the Series A Warrants; (k) corporate actions of the Company’s Board of Directors that provide for the execution, delivery and performance of the Series B Purchase Agreement and the issuance of the Series B Preferred Stock and the Series B Warrants pursuant thereto, including the issuance of the Series B Conversion Shares and the Series B Dividend Shares upon the conversion of such Series B Preferred Stock and the issuance of the Series B Warrant Shares upon the exercise of the Series B Warrants; and (l) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (a) through (l) above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

ENDRA Life Sciences Inc.
January 22, 2020

For the purposes of this opinion letter, we have assumed that: (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. In rendering our opinion below, we have also assumed that: (i) the Company will have sufficient authorized and unissued shares of its Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock (including shares issuable as Series A Dividend Shares and Series B Dividend Shares) or issuable upon exercise of the Series A Warrants and Series B Warrants on the date of such conversion of any Series A Preferred Stock or Series B Preferred Stock or such exercise of any Series A Warrants or Series B Warrants; (ii) the Company will have duly authorized by corporate action each issuance of Series A Dividend Shares or Series B Dividend Shares out of lawfully available funds and such corporate action will not have been revoked; (iii) the corporate actions of the Company referenced in clauses (j) and (k) of the previous paragraph have not been, and will not be, revoked, modified or amended; and (iv) the issuance of the Securities will be noted in the Company’s stock ledger. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (“DGCL”) and reported decisions interpreting the DGCL.

Based upon and subject to the foregoing, it is our opinion that:

1.           The issuance of the Issued Shares has been duly authorized and, the Issued Shares are validly issued, fully paid and non-assessable.

2.           The issuance of the Series A Conversion Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Series A Certificate of Designations, the Series A Conversion Shares will be validly issued, fully paid and non-assessable.

3.           The issuance of the Series B Conversion Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Series B Certificate of Designations, the Series B Conversion Shares will be validly issued, fully paid and non-assessable.

4.           The issuance of the Series A Warrant Shares has been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Series A Warrants in accordance with the terms thereof, the Series A Warrant Shares will be validly issued, fully paid, and non-assessable.

5.           The issuance of the Series B Warrant Shares has been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Series B Warrants in accordance with the terms thereof, the Series B Warrant Shares will be validly issued, fully paid, and non-assessable.

6.           When the Series A Dividend Shares have been duly authorized and declared as dividends on the Series A Preferred Stock out of lawfully available funds by all necessary action of the Company’s Board of Directors and issued pursuant to the Series A Certificate of Designations and notation of the issuance of the Series A Dividend Shares has been properly made in the Company’s stock ledger, the Series A Dividend Shares will be validly issued, fully paid and non-assessable.

7.           When the Series B Dividend Shares have been duly authorized and declared as dividends on the Series B Preferred Stock out of lawfully available funds by all necessary action of the Company’s Board of Directors and issued pursuant to the Series B Certificate of Designations and notation of the issuance of the Series B Dividend Shares has been properly made in the Company’s stock ledger, the Series B Dividend Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the registration of the Securities for resale by the Selling Stockholders under the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP